Exhibit (1)(uuu)

VOYA PARTNERS, INC.

ARTICLES OF AMENDMENT

VOYA PARTNERS, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940, as amended (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The charter of the Corporation (the "Charter") is hereby amended by deleting Article SIXTH (i) and inserting a new Article SIXTH (i) in lieu thereof to read as follows:

(i)Conversion or Exchange Rights. Subject to compliance with the requirements of the 1940 Act, at such times (which times may vary among Shares of a class) as may be determined by the Board of Directors, Shares of a particular class of a Portfolio may be automatically converted or exchanged, or may be converted or exchanged at the election of the Shareholder, into Shares of another class of such Portfolio or a different Portfolio based on the relative net asset values of such classes at the time of conversion or exchange, subject, however, to any conditions of conversion or exchange that may be imposed by the Board of Directors. The terms and conditions of such conversion or exchange may vary within and among the classes and Portfolios to the extent determined by the Board of Directors and set forth in the Corporation's registration statement.

SECOND: The amendment to the Charter set forth herein has been duly approved by a majority of the entire Board of Directors of the Corporation and is expressly permitted by

§2-604(b) of the Maryland General Corporation Law to be made without action of the stockholders.

THIRD: The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

FOURTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

-Signature page follows-

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Senior Vice President and attested by its Secretary on this 19th day of March, 2024.

WITNESS:	VOYA PARTNERS, INC.
/s/ Joanne F. Osberg_________________	/s/ Todd Modic______________
Name: Joanne F. Osberg	Name: Todd Modic
Title: Senior Vice President and Secretary	Title: Senior Vice President

2